Exhibit 10.2

Golub Capital Direct Lending Corporation

200 Park Avenue, 25th Floor

New York, New York 10166

Re:	Investment Advisory Agreement between Golub Capital Direct Lending Corporation and GC Advisors LLC

This waiver letter agreement (this “Waiver Letter”) to the Investment Advisory Agreement, dated as of July 1, 2021 (the “Agreement”), by and between Golub Capital Direct Lending Corporation, a Maryland corporation (the “Corporation”), and GC Advisors LLC, a Delaware limited liability company (the “Adviser”), is made this 1st day of July 2021.

The Adviser hereby agrees to waive any reimbursement by the Corporation for any expenses the Adviser incurs on the Corporation’s behalf in connection with the Corporation’s formation and closing of the first offering of shares of the common stock of the Corporation in an aggregate amount in excess of seven hundred thousand dollars ($700,000).

Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Agreement.

For the period ending on July 1, 2022, the Adviser hereby agrees to waive 50% of the Base Management Fee, calculated in accordance with the Agreement. Except as expressly amended hereby, the Agreement remains in full force and effect.

No waiver of any provision of this Waiver Letter, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of the party to be charged with the waiver or consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

This Waiver Letter and the Agreement contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof and thereof. This Waiver Letter shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

This Waiver Letter may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

[Remainder of Page Intentionally Blank]

Very truly yours,

GC ADVISORS LLC

By:
Name:	David B. Golub
Title:	President

ACKNOWLEDGED AND AGREED:

GOLUB CAPITAL DIRECT LENDING CORPORATION

By:
Name:	David B. Golub
Title:	President and Chief Executive Officer

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